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                                                              EXHIBIT 23(a)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 2001, included in this Form 10-K, into The Alpine Group, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-16703, 2-70015, 33-62544 and 333-60071) and on
Forms S-3 (File Nos. 33-30246, 33-53434, 333-60073, 333-00301, 33-63819 and
33-81996).

Arthur Andersen LLP



Atlanta, Georgia
March 28, 2001